LA1:920498.1


               GOTTSCHALKS INC.

                    BYLAWS

           ARTICLE I - STOCKHOLDERS

Section 1.     Annual Meeting

          An    annual    meeting    of    the
stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held each year at such place on such date, and at such time as the Board of Directors shall each year fix.

Section 2.     Special Meetings

          Special     meetings     of      the
stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix.

Section 3.     Notice of Meetings

          Written  notice of the place,  date,
and  time  of all meetings of the stockholders
shall  be  given, not less than ten  nor  more
than  sixty days before the date on which  the
meeting  is  to  be held, to each  stockholder
entitled  to vote at such meeting,  except  as
otherwise provided herein or required  by  law
(meaning,  here and hereinafter,  as  required
from  time  to time by the General Corporation
Law   of   the  State  of  Delaware   or   the
Certificate of Incorporation).

          When  a  meeting  is  adjourned   to
another  place,  date or time, written  notice
need not be given of the adjourned meeting  if
the   place,   date,  and  time  thereof   are
announced   at  the  meeting  at   which   the
adjournment is taken; provided, however,  that
if  the  adjournment is until a date  that  is
more  than  120 days after the date for  which
the  meeting was originally noticed, or  if  a
new  record  date is fixed for  the  adjourned
meeting,  written notice of the  place,  date,
and  time  of the adjourned meeting  shall  be
given   in   conformity  herewith.    At   any
adjourned   meeting,  any  business   may   be
transacted which might have been transacted at the original meeting.

          At any meeting of stockholders, only
such business shall be conducted as shall have
been  brought before the meeting (a) by or  at
the  direction of the Board, (b) in accordance
with  Rule 14a-8 under the Securities Exchange
Act  of 1934, or (c) with respect to an annual
meeting,  by a stockholder of record  entitled
to  vote at such meeting who complies with the
notice procedures set forth in this paragraph.
For  proposed business to be properly  brought
before   a  meeting  by  a  stockholder,   the
stockholder  shall  have given  timely  notice
thereof  in  writing to the Secretary  of  the
Corporation  and  any such  proposed  business
must   constitute   a   proper   matter    for
stockholder   action.    To   be   timely,   a
stockholder's notice with respect to an annual
meeting shall be delivered to the Secretary at
the   principal  executive  offices   of   the
Corporation  not  later  than  the  close   of
business on the 90th day nor earlier than  the
close  of  business on the 120th day prior  to
the  first anniversary of the preceding year's
annual meeting (provided, however, that in the
event  that the date of the annual meeting  is
more  than 30 days before or more than 70 days
after  such  anniversary date, notice  by  the
stockholder  must be so delivered not  earlier
than  the  close of business on the 120th  day
prior  to such annual meeting or the 10th  day
following the day on which public announcement
of  the date of such meeting is first made  by
the  corporation).   In  no  event  shall  the
public  announcement  of  an  adjournment   or
postponement of an annual meeting  commence  a
new  time  period (or extend any time  period)
for  the  giving of a stockholder's notice  as
described above.  Such stockholder's notice to
the  Secretary  of the Corporation  shall  set
forth   as  to  each  matter  the  stockholder
proposes  to  bring before the meeting  (a)  a
brief  description of the business desired  to
be  brought  before the meeting,  and  in  the
event  that such business includes a  proposal
to    amend   either   the   Certificate    of
Incorporation   or   the   Bylaws    of    the
Corporation,  the  language  of  the  proposed
amendment,  (b)  the name and address  of  the
stockholder proposing such business,  (c)  the
class  and  number of shares of stock  of  the
Corporation   which   are   owned   by    such
stockholder and (d) any material personal interest of such stockholder in such business.
If notice has not been given pursuant to this paragraph, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the proposed business was not properly brought before the meeting, and such business may not be transacted at the meeting.
The foregoing provisions of this paragraph do not relieve any stockholder of any obligation to comply with all applicable requirements of the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder.

      At any meeting of stockholders, a person
may  be a candidate for election to the  Board
only if such person is nominated (a) by or  at
the   direction  of  the  Board,  (b)  by  any
nominating  committee or person  appointed  by
the  Board  or (c) by a stockholder of  record
entitled  to vote at such meeting who complies
with  the notice procedures set forth in  this
paragraph.   To properly nominate a  candidate
to  be  a  director, a stockholder shall  give
timely notice of such nomination in writing to
the  Secretary  of  the  Corporation.   To  be
timely, a stockholder's notice with respect to
any  annual meeting shall be delivered to  the
Secretary  at the principal executive  offices
of the Corporation not later than the close of
business on the 90th day nor earlier than  the
close  of  business on the 120th day prior  to
the first anniversary of the proceeding year's
annual meeting (provided, however, that in the
event  that the date of the annual meeting  is
more  than 30 days before or more than 70 days
after  such  anniversary date, notice  by  the
stockholder  must be so delivered not  earlier
than  the  close of business on the 120th  day
prior  to  such annual meeting and  not  later
than the close of business on the later of the
90th  day prior to such annual meeting or  the
10th  day  following the day on  which  public
announcement  of the date of such  meeting  is
first  made by the Corporation).  In the event
the corporation calls a special meeting of the
stockholders  for the purpose of electing  one
or   more   directors  to   the   Board,   any
stockholder entitled to vote in such  election
of  directors may nominate a person or persons
(as  the  case  may be) for election  to  such
position(s)  as specified in the Corporation's
notice of meeting, if the stockholder's notice
shall  be  delivered to the Secretary  at  the
principal executive offices of the Corporation
not  earlier than the close of business on the
120th  day  prior to such special meeting  and
not  later than the close of business  on  the
later  of  the 90th day prior to such  special
meeting or the 10th day following the  day  on
which public announcement is first made of the
date  of  the  special  meeting  and  of   the
nominees  proposed by the Board to be  elected
at such meeting.  In no event shall the public
announcement of an adjournment or postponement
of  a  meeting commence a new time period  (or
extend  any time period) for the giving  of  a
stockholder's notice as described above.   Any
stockholder's notice to the Secretary  of  the
Corporation with respect to the nomination  of
a  candidate to be a director shall set  forth
(a)  as  to  each person whom the  stockholder
proposed  to  nominate  (i)  the  name,   age,
business address and residence address of  the
person,  (ii)  the  principal  occupation   or
employment of the person, (iii) the class  and
number  of  shares of stock of the Corporation
which  are  owned by the person and  (iv)  any
other information relating to the person  that
would  be  required  to  be  disclosed  in   a
solicitation  of  proxies  for   election   of
directors  pursuant  to  Rule  14a  under  the
Securities Exchange Act of 1934; and (b) as to
the stockholder giving the notice (i) the name
and  address of such stockholder and (ii)  the
class  and  number of shares of stock  of  the
Corporation  owned by such  stockholder.   The
Corporation may require such other information
to   be   furnished  respecting  any  proposed
nominee  as  may  be reasonably  necessary  to
determine  the  eligibility of  such  proposed
nominee   to  sere  as  a  director   of   the
Corporation. No person shall be eligible for election by the stockholders as a director at any meeting unless nominated in accordance with this paragraph.

      Notwithstanding anything in this Section
3  to  the  contrary, in the  event  that  the
number of directors to be elected to the Board
of  the  corporation at the annual meeting  is
increased  and there is no public announcement
by the corporation naming the nominees for the
additional  directorships at  least  100  days
prior   to  the  first  anniversary   of   the
preceding    year's    annual    meeting,    a
stockholder's notice required by this  Section
3  shall  also be considered timely, but  only
with  respect  to nominees for the  additional
directorships, if it shall be delivered to the
Secretary  of the corporation at the principal
executive offices of the corporation not later
than  the  close of business on the  10th  day
following   the  day  on  which  such   public
announcement is first made by the corporation.

      Except as otherwise provided by law, the
Chair  of  the Board, as chair of the meeting,
shall have the power and duty (A) to determine
whether  a nomination or any business proposed
to  be brought before the meeting was made  or
proposed,  as  the case may be, in  accordance
with  the procedures set forth in this Section
3  and  (B)  if  any  proposed  nomination  or
business   was   not  made  or   proposed   in
compliance with this Section 3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

      For  purposes of this Section 3, "public
announcement"  shall include disclosure  in  a
press  release reported by the Dow Jones  News
Service,   Associated  Press   or   comparable
national   news  service  or  in  a   document
publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section  13,  14  or 15(d) of  the  Securities
Exchange Act of 1934.

Section 4.     Quorum

          At  any meeting of the stockholders,
the holders of a majority of all of the shares
of  the stock entitled to vote at the meeting,
present   in   person  or  by   proxy,   shall
constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

          If a quorum shall fail to attend any
meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

          If a notice of any adjourned special
meeting  of  stockholders  is  sent   to   all
stockholders entitled to vote thereat, stating
that  it  will  be  held  with  those  present
constituting   a   quorum,  then   except   as
otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5.     Organization

          Such   person   as  the   Board   of
Directors  may  have  designated  or,  in  the
absence  of such a person, the highest-ranking
officer  of  the  corporation who  is  present
shall  call  to  order  any  meeting  of   the
stockholders  and  act  as  chairman  of   the
meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6.     Conduct of Business

          The  chairman  of  any  meeting   of
stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 7.     Proxies and Voting

          At  any meeting of the stockholders,
every stockholder entitled to vote may vote in
person or by proxy authorized by an instrument
filed   in   accordance  with  the   procedure
established for the meeting.

          Each stockholder shall have one vote
for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

          All  voting, except on the  election
of  directors and where otherwise required  by
law,   may  be  by  a  voice  vote;  provided,
however,  that  upon  demand  therefor  by   a
stockholder entitled to vote or his  proxy,  a
stock  vote shall be taken.  Every stock  vote
shall be taken by ballots, each of which shall
state  the  name of the stockholder  or  proxy
voting  and such other information as  may  be
required  under the procedure established  for
the  meeting.   Every vote  taken  by  ballots
shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

          All elections shall be determined by
a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes of the shares present in person or represented by proxy and entitled to vote on the subject matter.

Section 8.     Stock List

          A   complete  list  of  stockholders
entitled   to   vote   at   any   meeting   of
stockholders,  arranged in alphabetical  order
for  each  class  of  stock  and  showing  the
address  of  each  such  stockholder  and  the
number of shares registered in his name, shall
be   open  to  the  examination  of  any  such
stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

      ARTICLE II     - BOARD OF DIRECTORS

Section 1.     Number and Term of Office

          The  number of directors  who  shall
constitute  the  whole  board  shall  be  such
number not less than five nor more than eleven
as  the  Board of Directors shall at the  time
have   designated.  Each  director  shall   be
elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

          Whenever  the authorized  number  of
directors is increased between annual meetings
of   the  stockholders,  a  majority  of   the
directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2.     Vacancies

          If   the   office  of  any  director
becomes    vacant   by   reason   of    death,
resignation,  disqualification,   removal   or
other  cause,  a  majority  of  the  directors
remaining  in  office, although  less  than  a
quorum,   may  elect  a  successor   for   the
unexpired term and until his successor is elected and qualified.

Section 3.     Regular Meetings

          Regular  meetings of  the  Board  of
Directors  shall  be held  at  such  place  or
places,  on  such date or dates, and  at  such
time  or  times as shall have been established
by the Board of Directors and publicized among
all  directors.   A  notice  of  each  regular
meeting shall not be required.

Section 4.     Special Meetings

          Special  meetings of  the  Board  of
Directors  may be called by one-third  of  the
directors  then  in office  or  by  the  chief
executive  officer and shall be held  at  such
place, on such date, and at such time as  they
or  he  shall fix.  Notice of the place, date,
and time of each such special meeting shall be
given  each director by whom it is not  waived
by  mailing written notice not less than three
days before the meeting or by telegraphing the
same  not less than eighteen hours before  the
meeting.    Only   such  business   shall   be
conducted at a special meeting as shall have been brought before the meeting pursuant to the corporation's notice of meeting.

Section 5.     Quorum

          At  any  meeting  of  the  Board  of
Directors,  one-third of the total  number  of
the  whole board, but not less than two, shall
constitute  a quorum for all purposes.   If  a
quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6.     Participation in  Meetings  by
               Conference Telephone

          Members  of  the Board of Directors,
or  of  any committee thereof, may participate
in  a  meeting  of such board or committee  by
means   of  conference  telephone  or  similar
communications  to  hear  each  other.    Such
participation shall constitute presence in person at such meeting.

Section 7.     Conduct of Business

          At  any  meeting  of  the  Board  of
Directors,  business shall  be  transacted  in
such  order and manner as the board  may  from
time  to time determine, and all matters shall
be determined by the vote of a majority of the
directors   present,   except   as   otherwise
provided  herein or required by  law.   Action
may be taken by the Board of Directors without
a  meeting  if  all  members  thereof  consent
thereto   in  writing,  and  the  writing   or
writings   are  filed  with  the  minutes   of
proceedings of the Board of Directors.

Section 8.     Powers

          The  Board of Directors may,  except
as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (1) To declare dividends from time to time in accordance with law;

(2)  To purchase or otherwise acquire any
property, rights or privileges on such terms as it shall determine;
(3)  To authorize the creation, making an
issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;
(4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;
(5)  To confer upon any officer of the
corporation the power to appoint, remove and suspend subordinate officers and agents;
(6)  To adopt from time to time such stock,
option, stock purchase, bonus or other
compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;
(7)  To adopt from time to time such
insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and,
(8)  To adopt from time to time regulations,
not inconsistent with these bylaws, for the management of the corporation's business and affairs.

Section 9.     Compensation of Directors

          Directors,  as  such,  may  receive,
pursuant   to  resolution  of  the  Board   of
Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

          ARTICLE III    - COMIITTEES

Section 1.     Committees  of  the  Board  of
               Directors

          The Board of Directors, by a vote of
a  majority of the whole board, may from  time
to  time  designate committees of  the  board,
with such lawfully delegable powers and duties
as   it  thereby  confers,  to  serve  at  the
pleasure  of  the board and shall,  for  those
committees and any others provided for herein,
elect a director or directors to serve as  the
member or members, designating, if it desires,
other directors as alternative members who may
replace  any absent or disqualified member  at
any  meeting of the committee.  Any  committee
so  designated  may  exercise  the  power  and
authority of the Board of Directors to declare
a  dividend  or to authorize the  issuance  of
stock  if the resolution which designates  the
committee or a supplemental resolution of  the
Board  of Directors shall so provide.  In  the
absence  or disqualification of any member  of
any  committee and any alternate member in his
place,  the member or members of the committee
present  at  the meeting and not  disqualified
from   voting,  whether  or  not  he  or  they
constitute  a  quorum, may by  unanimous  vote
appoint   another  member  of  the  Board   of
Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.     Conduct of Business

          Each  committee  may  determine  the
procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings;
one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

           ARTICLE IV     - OFFICERS

Section 1.     Generally

          The   officers  of  the  corporation
shall consist of a chief executive officer,  a
president,  a  secretary,  a  chief  financial
officer,  and such other subordinate  officers
including one or more vice-presidents  as  may
from time to time be appointed by the Board of
Directors.   The Board of Directors  may  also
choose  to  elect a chairman of the  board  of
directors  from  among its own  members.   The
Board of Directors shall elect officers of the corporation at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Any number of offices may be held by the same person.

Section 2.     Chairman  of  the  Board   of
               Directors

          The   chairman  of  the   board   of
directors,  if  such  an officer  be  elected,
shall, if present, preside at meetings of  the
Board  of  Directors and exercise and  perform
such  other powers and duties as may  be  from
time  to time assigned to him by the Board  of
Directors  or prescribed by these bylaws.   He
shall   have   power   to   sign   all   stock
certificates, contracts and other instruments of the corporation which are authorized.

Section 3.     Chief Executive officer

          The chief executive officer shall be
the    chief   executive   officer   of    the
corporation.  Subject  to  the  provisions  of
these bylaws and to the direction of the Board
of Directors, he shall have responsibility for
the  general  management and  control  of  the
affairs  and  business of the corporation  and
shall  perform all duties and have all  powers
which  are commonly incident to the office  of
chief executive or which are delegated to  him
by  the  Board  of Directors.  He  shall  have
power   to   sign  all  contracts  and   other
instruments  of  the  corporation  which   are
authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 4.     President

          The  president shall  be  the  chief
operating officer of the corporation.  Subject
to the direction of the Board of Directors and
the  chief  executive officer,  the  president
shall have general supervision, direction, and
control of the business.  He shall have  power
to  sign all stock certificates, contracts and
other instruments of the corporation which are
authorized.   In the absence or disability  of
the chief executive officer, he shall perform the duties and exercise the powers of the chief executive officer.

Section 5.     Vice-Presidents

          Each vice-president, if appointed by
the  Board  of  Directors, shall perform  such
duties   as  the  Board  of  Directors   shall
prescribe.   In  the absence or disability  of
the President, the vice-president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

Section 6.     Chief Financial officer

          The  chief  financial officer  shall
have  the custody of all monies and securities
of  the  corporation  and shall  keep  regular
books   of   account.   He  shall  make   such
disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

Section 7.     Secretary

          The   secretary  shall   issue   all
authorized notices for, and shall keep a record of the proceedings of, all meetings of the stockholders and the Board of Directors.
He shall have charge of the corporate books.

Section 8.     Delegation of Authority

          The Board of Directors may from time
to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 9.     Removal

          Any  officer of the corporation  may
be removed at any time, with or without cause, by the Board of Directors.

Section 10.    Action   with   Respect   to
               Securities of Other Corporations

          Unless  otherwise  directed  by  the
Board   of   Directors,  the  chief  executive
officer shall have power to vote and otherwise
act on behalf of the corporation, in person or
by proxy, at any meeting of stockholders of or
with respect to any action of stockholders  of
any    other   corporation   in   which   this
corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

        ARTICLE V - INDEMNIFICATION OF
        DIRECTORS, OFFICERS AND OTHERS

Section 1.     Right to Indemnification

          Each  director  or  officer  of  the
Corporation  who  was or  is  a  party  or  is
threatened  to  be  made  a  party  to  or  is
involved  in  any action, suit or  proceeding,
whether  civil,  criminal,  administrative  or
investigative (hereinafter a "proceeding"), by
reason of the fact that he or she, or a person
of whom he or she is the legal representative,
is  or  was  a  director  or  officer  of  the
Corporation  or  is  or  was  serving  at  the
request  of  the  corporation as  a  director,
officer,   employee  or   agent   of   another
corporation   or   of  a  partnership,   joint
venture,  trust or other enterprise, including
service   with  respect  to  employee  benefit
plans, whether the basis of such proceeding is
alleged action in an official capacity  or  in
any   other  capacity  while  serving   as   a
director, officer, employee or agent, shall be
indemnified   and   held   harmless   by   the
Corporation to the fullest extent permitted by
the laws of Delaware, as the same exist or may
hereafter be amended (but, in the case of  any
such  amendment, only to the extent that  such
amendment  permits the Corporation to  provide
broader  indemnification rights than said  law
permitted the corporation to provide prior  to
such  amendment), against all costs,  charges,
expenses,  liabilities and  losses  (including
attorneys'   fees,  judgments,  fines,   ERISA
excise taxes or penalties and amounts paid  or
to  be paid in settlement) reasonably incurred
or  suffered  by  such  person  in  connection
therewith   and  such  indemnification   shall
continue as to a person who has ceased to be a
director  or  officer and shall inure  to  the
benefit  of  his or her heirs,  executors  and
administrators; provided however, that  except
as  provided in the second paragraph  of  this
Section,  the Corporation shall indemnify  any
such   person   seeking   indemnification   in
connection with a proceeding (or part thereof)
initiated   by  such  person  only   if   such
proceeding (or part thereof) was initiated  or
authorized  by  one  or more  members  of  the
Board.  The right to indemnification conferred
in  this  Section 1 shall be a contract  right
and  shall include the right to be paid by the
Corporation the expenses incurred in defending
any  such  proceeding in advance of its  final
disposition; provided, however,  that  if  the
Delaware  General Corporation Law so requires,
the  payment  of such expenses incurred  by  a
director or officer in his or her capacity  as
a  director or officer (and not in  any  other
capacity  in which service was or is  rendered
by  such  person while a director or  officer,
including, without limitation, service to  any
employee benefit plan) in advance of the final
disposition of a proceeding shall be made only
upon   delivery  to  the  Corporation  of   an
undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled t be indemnified under this Section or otherwise.

Section 2.     Non-Exclusivity of Rights

          The right to indemnification and the
payment  of  expenses incurred in defending  a
proceeding in advance of its final disposition
conferred  in  this  Article  shall   not   be
exclusive of any other right which any  person
may   have  or  hereafter  acquire  under  any
statute,  provision  of  the  certificate   of
incorporation,  bylaw,  agreement,   vote   of
stockholders  or  disinterested  directors  or
otherwise.   Each person who is or  becomes  a
director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided in this Article.

Section 3.     Insurance

          The    Corporation   may    maintain
insurance,  at its expense, to protect  itself
and  any director, officer, employee or  agent
of   the  Corporation  or  other  corporation,
partnership,  joint venture,  trust  or  other
enterprise against any such expense, liability
or  loss, whether or not the corporation would
have   the  power  to  indemnify  such  person
against such expense, liability or loss under the General Corporation Law of Delaware.

Section 4.     Expenses as a Witness

          To  the  extent  that any  director,
officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 5.     Indemnity Agreements

          The   Corporation  may  enter   into
indemnity agreements with the persons who  are
members of its board of directors from time to
time,  and with such officers, employees,  and
agents  of  the  Corporation  and  with   such
officers,  directors, employees and agents  of
subsidiaries as the board may designate,  such
indemnity  agreements to provide in  substance
that   the  Corporation  will  indemnify  such
persons  as contemplated by this Article,  and
to include any other substantive or procedural
provisions  regarding indemnification  as  are
not  inconsistent with the General Corporation
Law  of  Delaware.   The  provisions  of  such
indemnity agreements shall prevail to the extent that they limit or condition or differ from the provisions of this Article.

Section 6.     Definition of Corporation

          For  purposes  of  this  Article   V
reference  to  "the Corporation" includes  all
constituent   corporations   absorbed   in   a
consolidation  or  merger  as  well   as   the
resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation in the same capacity.

ARTICLE VI      - STOCK

Section 1.     Certificates of Stock

          Each  stockholder shall be  entitled
to  a certificate signed by, or in the name of
the  corporation by the chairman of the  board
of   directors,   or  the   president   or   a
vice-president,  and by the  secretary  or  an
assistant  secretary, or the treasurer  or  an
assistant treasurer, certifying the number  of
shares  owned by him.  Any of or  all  of  the
signatures   on   the   certificate   may   be
facsimile.

Section 2.     Transfers of Stock

          Transfers  of  stock shall  be  made
only   upon   the  transfer   books   of   the
corporation   kept  at  an   office   of   the
corporation  or by transfer agents  designated
to   transfer  shares  of  the  stock  of  the
corporation.   Except where a  certificate  is
issued in accordance with Section 4 of Article
VI of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.     Record Date

          The  Board  of Directors may  fix  a
record  date,  which shall not  be  more  than
sixty  nor less than ten days before the  date
of  any meeting of stockholders, nor more than
sixty  days  prior to the time for  the  other
action  hereinafter  described,  as  of  which
there shall be determined the stockholders who
are  entitled: to notice of or to vote at  any
meeting  of  stockholders or  any  adjournment
thereof;   to  express  consent  to  corporate
action  in  writing  without  a  meeting;   to
receive  payment  of  any  dividend  or  other
distribution or allotment of any rights; or to
exercise  any  rights  with  respect  to   any
change, conversion or exchange of stock or with respect to any other lawful action.

Section 4.    Lost,   Stolen  or  Destroyed
              Certificates

          In  the event of the loss, theft  or
destruction  of  any  certificate  of   stock,
another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.     Regulations

          The  issue, transfer, conversion and
registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

           ARTICLE VII    - NOTICES

Section 1.     Notices

          Whenever  notice is required  to  be
given  to  any stockholder, director, officer,
or   agent,  such  requirement  shall  not  be
construed  to  mean  personal  notice.    Such
notice  may  in every instance be  effectively
given by depositing a writing in a post office
or  letter box, in a postpaid, sealed wrapper,
or   by   dispatching   a  prepaid   telegram,
addressed   to  such  stockholder,   director,
officer, or agent at his or her address as the same appears on the books of the corporation.
The time when such notice is dispatched shall be the time of the giving of the notice.

Section 2.     Waivers

          A  written  waiver  of  any  notice,
signed by a stockholder, director, officer, or
agent, whether before or after the time of the
event  for which notice is to be given,  shall
be deemed equivalent to the notice required to
be   given   to  such  stockholder,  director,
officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

        ARTICLE VIII   - MISCELLANEOUS

Section 1.     Facsimile Signatures

          In  addition  to the provisions  for
the  use  of  facsimile  signatures  elsewhere
specifically   authorized  in  these   bylaws,
facsimile   signatures  of  any   officer   or
officers  of  the  corporation  may  be   used
whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.     Corporate Seal

          The Board of Directors may provide a
suitable seal, containing the name of the corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 3.     Reliance  upon Books,  Reports
               and Records

          Each  director, each member  of  any
committee   designated   by   the   Board   of
Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4.     Fiscal Year

          The  fiscal  year of the corporation
shall be as fixed by the Board of Directors.

Section 5.     Time Periods

          In  applying any provision of  these
bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 6.     Offices

          The Board of Directors shall fix the
location of the principal executive office  of
the corporation at any place within or outside
the State of Delaware.  The Board of Directors
may   at   any   time  establish   branch   or
subordinate offices at any place or places where the corporation is qualified to do business.

          ARTICLE IX     - AMENDMENTS

Section 1.     Amendments

          These  bylaws  may  be  amended   or
repealed by the Board of Directors or  by  the
stockholders  at any meeting  which  has  been
duly  called and for which proper  notice  has
been  given,  provided  that  notice  of   the
proposed amendment to these Bylaws has been properly given in accordance with the other provisions of these Bylaws, as amended.

                CERTIFICATE OF SECRETARY

          I  hereby certify that I am the duly
elected  and  acting Secretary of  GOTTSCHALKS
INC., a Delaware corporation, and that the foregoing Amended and Restated Bylaws are the full, true and correct Amended and Restated
Bylaws of said corporation as amended to date.

          IN  WITNESS WHEREOF, I have hereunto
subscribed  my  name  on  this  29th  day   of
November, 2000.



/s/  Warren L. Williams
------------------------------------------
Warren L. Williams
Secretary